    As filed with the Securities and Exchange Commission on February 13, 2003
                                                           Reg. No. 333- _______
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            MOORE CORPORATION LIMITED
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 Canada                                       98-0154502
      (State or other jurisdiction                          (IRS Employer
   of incorporation or organization)                    Identification Number)

                                6100 Vipond Drive
                      Mississauga, Ontario, Canada L5T 2X1
               (Address of Principal Executive Offices) (Zip Code)

                            MOORE CORPORATION LIMITED
                    INDUCEMENT OPTIONS GRANTED DECEMBER 2000
                            (Full title of the plan)

                              JENNIFER O. ESTABROOK
              Senior Vice President, General Counsel and Secretary
                            MOORE CORPORATION LIMITED
                           c/o Moore Executive Offices
                         One Canterbury Green, 6th Floor
                             Stamford, CT 06901 USA
                     (Name and address of agent for service)

                                 (203) 406-3700
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

                                                                        Proposed
Title of Each Class of                      Proposed                    Maximum                 Amount of
Securities               Amount to be       Maximum Offering            Aggregate Offering      Registration
To Be Registered         Registered         Price Per Share(1)          Price(1)                Fee(1)
----------------         ----------         ------------------          --------                ------
Common Shares,           1,375,000          $2.38                       $3,272,500              $301.07
no par value

(1) In accordance with Rule 457(h) of the Securities Act of 1933, calculated based on the Inducement Option exercise price of Cdn$3.65 per share converted into U.S. dollars at US$.6529/Cdn$1.00 (US$/Canadian$ closing exchange rate on February 10, 2003 as quoted on Bloomberg).


                                  Page 1 of 22
               The Index to the Exhibits Appears on pages 3 and 4

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

      The following documents, previously filed with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference:

      (a) The latest Annual Report of Moore Corporation Limited (the "Corporation") on Form 10-K for the fiscal year ended December 31, 2002, file number 1-8014.

      (b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "1934 Act") since the end of the fiscal year covered by the foregoing Annual Report.

All documents subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES

      Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

      Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Section 124 of the Canada Business Corporations Act provides that a corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or another individual who acts or acted at the corporation's request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity. This right is limited to the extent that the individual (a) acted honestly and in good faith with a view to the best interests of the corporation, or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the corporation's request; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual's conduct was lawful.

      Section 19 of Moore Corporation Limited's By-laws provides as follows:

      Section 19 - Protection of Directors, Officers and Others.

      (a) Subject to paragraphs (c) and (d), the Corporation shall indemnify a director or officer of the Corporation, a former director or officer of the Corporation or another individual who acts or acted at the Corporation's request as a director or officer or in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by such individual in respect of any civil, criminal or administrative, investigative or other proceeding in which the individual is involved because of that association with the Corporation or other entity.

      (b) Subject to paragraph (d), the Corporation shall advance moneys to such individual for the costs, charges and expenses of a proceeding referred to in (a) provided such individual agrees in advance, in writing, to repay the moneys if the individual does not fulfill the condition of paragraph (c).

      (c) The Corporation may not indemnify an individual under paragraph (a) unless the individual:

            (i) acted honestly and in good faith with a view to the best interests of the Corporation or other entity for which the individual acted as a director or officer or in a similar capacity at the Corporation's request, as the case may be; and

            (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his or her conduct was lawful.

      (d) In respect of an action by or on behalf of the Corporation or other entity to procure a judgment in its favour to which the individual is made a party because of the individual's association with the Corporation or other entity as described in paragraph (a), if the individual fulfils the conditions set out in paragraph (c), the Corporation shall seek and obtain the approval of a court prior to indemnifying against costs, charges and expenses reasonably incurred by the individual in connection with such action, or prior to advancing moneys to such individual under paragraph (b).

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

      Not applicable.

ITEM 8. EXHIBITS

Exhibit Index

Exhibit         Description
No.
---
3.1             Articles of Continuance dated June 3, 2002 (Incorporated herein by reference from Exhibit 3.1 of the Registration Statement on
                Form S-3 filed with the Commission on June 20, 2002
                (Registration No. 333-82728))

3.2 By-law No. 1A of the By-laws of the Corporation (Incorporated herein by reference from Exhibit 3.1 of the Registration
                Statement on Form S-3 filed with the Commission on June 20, 2002
                (Registration No. 333-82728))

5.1 Opinion of Osler, Hoskin & Harcourt LLP as to validity of common shares

23.1            Consent of PricewaterhouseCoopers LLP

23.2            Consent of Deloitte & Touche LLP

23.3            Consent of Osler, Hoskin & Harcourt LLP (included in Exhibit
                5.1)

99.1            Form of Inducement Option Agreement

ITEM 9. UNDERTAKINGS

      The undersigned Registrant hereby undertakes:

      (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

            Provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

      (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to

Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Registrant pursuant to the foregoing provisions, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on February 13, 2003.

                               MOORE CORPORATION LIMITED


                               BY: /s/Jennifer O. Estabrook
                                   ---------------------------------------------
                                   Jennifer O. Estabrook, Senior Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Mark A. Angelson                                     DATE: February 13, 2003
--------------------------------------------------
Mark A. Angelson, Chief Executive Officer and
Director

/s/ Mark S. Hiltwein                                     DATE: February 13, 2003
--------------------------------------------------
Mark S. Hiltwein, Executive Vice President, Chief
Financial Officer

/s/ Richard T. Sansone                                   DATE: February 13, 2003
--------------------------------------------------
Richard T. Sansone, Senior Vice President,
Controller (Chief Accounting Officer)

/s/ Alfred C. Eckert III                                 DATE: February 13, 2003
--------------------------------------------------
Alfred C. Eckert III, Chairman of the Board of
Directors

/s/Robert F. Cummings, Jr.                               DATE: February 13, 2003
--------------------------------------------------
Robert F. Cummings, Jr., Director

/s/ Ronald J. Daniels                                    DATE: February 13, 2003
--------------------------------------------------
Ronald J. Daniels, Director

/s/ Joan D. Manley                                       DATE: February 13, 2003
--------------------------------------------------
Joan D. Manley, Director

/s/ Lionel H. Schipper                                   DATE: February 13, 2003
--------------------------------------------------
Lionel H. Schipper, Director

/s/ John W. Stevens                                      DATE: February 13, 2003
--------------------------------------------------
John W. Stevens, Director